Exhibit 5.1

January 13, 2017

Board of Directors

Big 5 Sporting Goods Corporation

2525 East El Segundo Boulevard

El Segundo, California 90245

Ladies and Gentlemen:

We have acted as counsel to Big 5 Sporting Goods Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by you with the Securities and Exchange Commission in connection with the registration of 2,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 (“Common Stock”), potentially issuable pursuant to the Company’s Amended and Restated 2007 Equity and Performance Incentive Plan (the “Plan”). As such counsel, we have examined such matters of fact and questions of law, and such other matters and documents, as we have deemed necessary or relevant as a basis for this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, when the Registration Statement, as finally amended, shall have become effective under the Securities Act of 1933, as amended, and upon the issuance and delivery of the Shares in the manner contemplated by the Plan, assuming in each case that the individual grants or awards under the Plan are duly authorized by all necessary corporate action and duly granted or awarded and exercised in accordance with the requirements of law and the Plan (and the agreements and awards duly adopted thereunder and in accordance therewith) and subject to the Company complying with all other terms of the Plan, including, without limitation, receipt of legal consideration in excess of the par value of each Share issued, and when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Plan’s participants or when certificates representing the Shares have been signed by an authorized officer of the transfer agent and registrar therefor, the Shares will have been duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares (if applicable) provided in the General Corporation Law of the State of Delaware and that a sufficient number of authorized but unissued shares of the Company’s Common Stock will be available for issuance when the Shares are issued.

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the law of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Common Stock, or as to any matter pertaining to the contents of the Registration Statement or related Prospectus.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

Very truly yours,

/s/ Irell & Manella LLP
Irell & Manella LLP